National Vision Provides Business Update in Response to COVID-19
Duluth, Ga. (Mar. 18, 2020) - National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”), one of the nation’s largest optical retailers providing quality, affordable eye care and eyewear, today announced that as a response to national efforts to help stem the COVID-19 pandemic, it will temporarily close all retail locations through March 28, 2020. The Company will continue to closely monitor this global health crisis with a view of reopening its retail stores as quickly as possible and will provide impacted associates full base pay through March 28.
“The COVID-19 pandemic has created an unprecedented situation that requires rapid response,” said Reade Fahs, Chief Executive Officer of National Vision. “In thinking about the health and safety of our associates, optometrists, patients and customers, and the unique affordable models of America’s Best and our other low cost store formats, we decided this temporary measure is the best course of action at this time to protect everyone from further spread of the virus. While eye care and eyewear are critical, during this time of national emergency, we believe it is our responsibility to pause to ensure that people are able to practice social distancing and to allow critical healthcare resources to be devoted to COVID-19.”
The Company will maintain its e-Commerce services offered through americasbest.com, eyeglassworld.com, as well as discountglasses.com and discountcontacts.com.
Additionally, as a precautionary measure to preserve financial flexibility in light of uncertainties surrounding the COVID-19 pandemic, the Company elected to borrow the remaining $146.3 million in available funds under its Revolving Credit Facility. The Company notes that it has no meaningful maturities due until 2024. With this recent draw down on the Revolving Credit Facility, the Company has over $250.0 million in available cash on hand.
About National Vision Holdings, Inc.
National Vision Holdings, Inc. is one of the largest optical retail companies in the United States with more than 1,100 retail stores in 44 states plus the District of Columbia and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, Vista Opticals inside Fred Meyer stores and on select military bases, and several e-commerce websites, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our current beliefs and expectations regarding the performance of our industry, the Company's strategic direction, market position, prospects and future results. You can identify these forward-looking statements by the use of words such as “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, those set forth in our Annual Report on Form 10-K under the heading “Risk Factors.” Potential risks and uncertainties include those relating to the ultimate geographic spread of the coronavirus, the duration of the coronavirus outbreak and actions that may be taken by governmental authorities to contain the outbreak or treat its impact. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

Media Contact:
Kristina Gross, National Vision, Inc.
Kristina.gross@nationalvision.com
(470) 448-2355

Investor Relations Contact:
David Mann, National Vision, Inc.
David.mann@nationalvision.com
(470) 448-2448